Exhibit 1K-6K

FINAL FOR SIGNATURE – 9/28/2021 Loan Agreement ImpactAssets, Inc./East Bay Permanent Real Estate Cooperative Page 1 of 12 LOAN AGREEMENT THIS LOAN AGREEMENT (“Loan Agreement”) is made and entered into this 29th Day of September 2021 (the “Effective Date”) by and between ImpactAssets Inc., whose business office is located at 4340 East West Highway, Suite 210 Bethesda, MD 20814 (hereinafter LENDER), and Orbit Properties LLC whose business office is located at 1428 Franklin Street, Oakland, CA 94612 (hereinafter BORROWER). THE FOLLOWING TERMS are defined and hereinafter referred to as follows: LENDER: ImpactAssets Inc., a Maryland not-for-profit corporation and a 501(c)(3) nonprofit organization. BORROWER: Orbit Properties LLC, a California limited liability company PARENT: East Bay Permanent Real Estate Cooperative, a California Cooperative Corporation WITNESSETH: WHEREAS, BORROWER desires to borrow money from financial sources to facilitate BORROWER’S purchase and redevelopment of certain real property located in Oakland, California, with a street address of 1720-1724 7th Street and 1715 Goss Street 94607 (“the REAL PROPERTY”) to serve as the arts and cultural center and housing space rooted in social justice, which will benefit the organization and mission of the PARENT; whereas the mission of the Parent is to facilitate BIPOC and allied communities to cooperatively organize, finance, purchase, occupy, and steward properties, taking them permanently off the speculative market, creating community controlled assets, and empowering its communities to cooperatively lead a just transition from an extractive capitalist system into one where communities are ecologically, emotionally, spiritually, culturally, and economically restorative and regenerative (“Loan Purpose”); and WHEREAS, LENDER encourages the investment of charitable assets in, and grant making to, projects and enterprises that impact society in a positive manner by connecting donors and investors to high impact social and environmental enterprises (“Lender’s Charitable Purpose”); WHEREAS, BORROWER has filed with LENDER a formal application for a loan for such purpose and cooperated with LENDER’s inquiry to assess BORROWER’s experience and ability to fulfill the Loan Purpose; and FINAL FOR SIGNATURE – 9/28/2021 Loan Agreement ImpactAssets, Inc./East Bay Permanent Real Estate Cooperative Page 2 of 12 WHEREAS, LENDER, based upon information submitted, wishes to loan to BORROWER funds for such purpose in accordance with the terms and conditions stated herein. NOW, THEREFORE, the parties agree as follows: 1. LOAN AMOUNT and TERMS of LOAN 1.1 Loan Principal Amount. LENDER agrees to lend to BORROWER, and BORROWER agrees to borrow from LENDER, subject to the terms and conditions set forth in this Loan Agreement, money that will not exceed, in the aggregate, the principal amount of One Million Seven Hundred Thousand U.S. Dollars ($1,700,000.00) (the “Loan”). The Loan may be made in multiple tranches (each a “draw advance”). The initial draw advance to be made to BORROWER under the Loan shall be made on the closing date of the Loan. The Loan is not a revolving loan, and amounts repaid may not be re-borrowed. BORROWER may, but is not required to, take additional draw advances under the Loan beyond the initial draw advance to be made on the closing date of the Loan, provided that the total of all draw advances to be made to BORROWER do not exceed the aggregate principal amount of the Loan. 1.2 Terms of the Loan. LENDER and BORROWER agree that the Loan shall be evidenced by a promissory note (“Note”) to be executed by BORROWER contemporaneously herewith that shall include the following terms for the Loan: a. Subject to acceleration upon the occurrence of an event of default or earlier termination of this Loan Agreement, the term of the Loan shall commence on September 29th, 2021, and be payable in full on or before the 10th anniversary, where upon the principal amount then outstanding, together with any accrued but unpaid interest, fees and penalties shall be immediately due and payable. The Note shall be dated the same date the term of the Loan commences. b. Subject to paragraph c below, unless there is an event of default by BORROWER, interest on the unpaid aggregate principal balance of the Loan shall accrue at a simple interest fixed rate of zero percent (0%) per annum calculated on the basis of the actual number of days elapsed over a 360-day year. c. Interest on the unpaid aggregate principal amount of any specific draw advance made to BORROWER under the Loan shall be payable in arrears only and shall be paid annually commencing on the third month after the four-year anniversary date of that specific Loan draw advance. d. LENDER may from time to time make adjustments to the unpaid aggregate principal balance of the Loan to reflect payment of principal and/or interest that may have FINAL FOR SIGNATURE – 9/28/2021 Loan Agreement ImpactAssets, Inc./East Bay Permanent Real Estate Cooperative Page 3 of 12 heretofore been made. e. BORROWER at its option may at any time and without penalty make advance payment of all or any part of the principal balance of the Loan, or the interest accrued thereon, then remaining unpaid. f. Payments shall be made payable to the order of “ImpactAssets, Inc.” via wire payment or ACH pursuant to instruction to be provided by LENDER or by check sent to: ImpactAssets Inc. 4340 East West Highway Suite 210 Bethesda, MD 20814 g. With respect to any annual interest payment received fifteen (15) days or more after the due date, BORROWER agrees to pay a late charge of $50. Such late charge payment to be made and due with the next annual interest payment. If the 15-day period ends on a Saturday, Sunday or legal holiday, the 15-day period extends to the following business day. h. BORROWER shall promptly pay all amounts due under the Note when they become due, according to the terms of the Note, and shall promptly pay any other indebtedness incurred thereunder in accordance with its terms. 1.3 Security and Subordination. The Loan shall be unsecured and any payment and performance obligations of BORROWER arising directly or indirectly under this Loan Agreement or the Note (the “Subordinated Obligations “) are expressly subordinate and junior in right of payment, priority and exercise of remedies to the Discharge of any Senior Obligations. a. Except as otherwise permitted herein, the Subordinated Obligations are hereby subordinated as a claim against BORROWER or any of the assets of BORROWER to the prior Discharge of the Senior Obligations when such Senior Obligations are due. Therefore, in the event that the Discharge of Senior Obligations has not occurred, LENDER shall not ask for, demand, accept or receive, by direct or indirect payment, by setoff or in any other manner, from BORROWER the whole or any part of any principal balance of the Loan or interest accrued thereon constituting Subordinated Obligations which may now or hereafter be owing to LENDER by BORROWER, or any of its predecessors, successors or assigns, including, without limitation, a receiver, trustee or debtor in possession under or in connection with the Subordinated Obligations; PROVIDED HOWEVER LENDER may ask for, demand, accept or receive from BORROWER the annual interest payment to be made by BORROWER pursuant to this Loan Agreement whenever, after giving first priority of payment to the Senior Obligations, BORROWER is current with respect to the Discharge of its Senior Obligations and has funds then available to make such annual interest payments. The FINAL FOR SIGNATURE – 9/28/2021 Loan Agreement ImpactAssets, Inc./East Bay Permanent Real Estate Cooperative Page 4 of 12 subordination provided herein shall be continuing in nature and shall not be affected by any Insolvency Proceedings with respect to BORROWER. Should LENDER receive any payment from BORROWER in violation of the terms hereof, LENDER shall receive and hold the same in trust for the holders of any Senior Obligations and shall immediately remit same in kind to the holders of the Senior Obligations. b. For purposes of this Section 1.3, the following terms shall apply: “Discharge of Senior Obligations” means the indefeasible payment in full in cash of any principal or interest payment, or the complete performance of other obligations of BORROWER, when due with respect to the Senior Obligations; and “Insolvency Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, general assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a person; and “Senior Obligations” means any and all principal, interest and other obligations of BORROWER under any agreement, promissory note and security agreement in effect and binding on BORROWER as of the date of this Loan Agreement, and any amendments, extensions, additions or replacements of any of them. 2. COVENANTS OF BORROWER So long as any amount due from BORROWER under this Loan Agreement and the Note remains unpaid: a. BORROWER shall use the Loan proceeds only for the Loan Purpose and in furtherance of Lender’s Charitable Purpose; and in no event shall the Loan proceeds be used for any transaction that is illegal under any applicable law, to carry on propaganda or otherwise to attempt to influence legislation, within the meaning of IRC Section 4945(d)(1), as interpreted by its accompanying regulations, nor to influence the outcome of any specific election for candidates to public office, or to carry on, directly or indirectly, any voter registration drive, within the meaning of IRC Section 4945(d)(2). b. BORROWER shall not willingly permit or incur any liens (including, any mechanics’, laborers’ and materialmen’s liens) to be placed upon the REAL PROPERTY or sell, transfer, pledge or otherwise encumber the rights, interests and title held by BORROWER or any affiliate of BORROWER in the REAL PROPERTY without notice to and the prior express written consent of LENDER. c. BORROWER shall secure prior written approval, not to be unreasonably withheld, from Lender before making or causing to be made any of the following: (1) any borrowing other than that normally required in the day-to-day conduct of business, (2) any change in the Articles of Incorporation, Operating Agreement or Bylaws of BORROWER from their wording as of the date of the Loan Agreement that would change the legal structure of the organization, (3) any other action which might have a material adverse effect on the mission of PARENT or BORROWER as stated in the Bylaws, (4) entering FINAL FOR SIGNATURE – 9/28/2021 Loan Agreement ImpactAssets, Inc./East Bay Permanent Real Estate Cooperative Page 5 of 12 into any merger or consolidation or selling, leasing, or otherwise disposing of any part of its operations or business, other than that normally required in the day-to-day conduct of business, and (5) any change of ownership in BORROWER or change in PARENT’S status as a California Cooperative Corporation; and failure to secure prior written approval for any of the foregoing may, at the LENDER’s sole discretion, cause the Loan to become immediately due and payable in full. LENDER to provide approval decisions within thirty (30) days of request. d. BORROWER shall not engage in or permit any transaction with an affiliate of BORROWER or any debt or equity investment or transaction, except for transactions between the PARENT and BORROWER that do not impact BORROWER’s ability to repay the loan, without notice to and the prior express written consent of LENDER, that shall not be unreasonably withheld. e. BORROWER agrees to make all its books, papers, records, and accounts open and available for inspection and audit by LENDER with reasonable notice. 3. REPRESENTATIONS and WARRANTIES BORROWER represents and warrants, as of the Effective Date and as of the date any draw advance is to be made to BORROWER under the Loan, the following: a. The Loan proceeds will be used only for the purpose of facilitating the purchase and redevelopment of the REAL PROPERTY; and in no event shall the Loan proceeds be used for any transaction that is illegal under any applicable law. b. The information provided in the application and the information provided to Lender in all supporting documents and forms is true and accurate in all material respects, and BORROWER understands that knowingly making a false statement to obtain a loan from LENDER may constitute fraud. c. There has been no material adverse change relating to the business, operations, or condition (financial or otherwise) of BORROWER and PARENT. d. The undersigned officer of BORROWER is duly authorized to execute and deliver this Loan Agreement and all other documents to be executed in connection therewith, and the performance by BORROWER of the transaction herein contemplated is and will be within its powers, have been duly authorized by all necessary entity action, and are not and will not be in contravention of any order of court or other agency of government, law or, if applicable, its organizing or governing documents, or any indenture, agreement or undertaking to which it is a party or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of BORROWER. FINAL FOR SIGNATURE – 9/28/2021 Loan Agreement ImpactAssets, Inc./East Bay Permanent Real Estate Cooperative Page 6 of 12 e. Upon demand by LENDER at any time before the Loan shall mature, BORROWER will cause to be executed such documents or addenda to this Loan Agreement as may be necessary to effectuate the loan transaction contemplated by this Loan Agreement, or as may become necessary by specific state law requirements applicable to BORROWER to make this Loan Agreement fully enforceable against BORROWER, in each instance as LENDER may determine in its sole discretion. 4. INDEMNIFICATION BORROWER agrees to defend and indemnify LENDER, and hereby holds LENDER harmless, against any and all claims, actions, suits, proceedings, costs, expenses, brokerage or other fees, including reasonable attorneys’ fees, losses, damages and liabilities of any kind, including in tort, penalties and interest, which LENDER may incur in any manner other than LENDER’S own gross negligence or willful misconduct, by reason of any matter relating, directly or indirectly, to the Loan and the Loan Agreement, the Note or any documents related thereto. The provisions of this Section shall survive for two (2) years following the payment of the Note. 5. BOOKS AND RECORDS; REPORTING So long as any amount due from BORROWER under this Loan Agreement and the Note remains unpaid, BORROWER shall deliver to LENDER: a. Quarterly unaudited financial statements within forty-five (45) days of quarter end. b. Externally reviewed and audited annual financial statements within 180 days of year end. Additionally, for each year during which any amount from BORROWER under this Loan Agreement and Note remains unpaid, BORROWER shall deliver to LENDER: c. An “Impact Report,” in form and substance reasonably acceptable to LENDER, on the manner in which the loan proceeds and annual forgone interest have been spent, the social impact of the use of the loan proceeds, including the number of jobs created or retained, units of affordable housing created or rehabilitated, land acquired, and such other social impact measures as LENDER shall deem appropriate, within 180 days of year end. Annual forgone interest1 is $29,410 per year calculated at a rate of 1.73% per annum, which is difference between the Loan’s interest rate of 0% and the long- 1 As defined by Section 7872 of the Internal Revenue Code, Treatment of Loans with Below-Market Interest Rates, a 0% loan is considered a “below-market interest rate” loan, he term “forgone interest” means, with respect to any period during which the loan is outstanding, the excess of— (A) the amount of interest which would have been payable on the loan for the period if interest accrued on the loan at the applicable Federal rate and were payable annually on the day referred to in subsection (a)(2), over (B) any interest payable on the loan properly allocable to such period. https://www.irs.gov/pub/irs-drop/rr97-57.pdf FINAL FOR SIGNATURE – 9/28/2021 Loan Agreement ImpactAssets, Inc./East Bay Permanent Real Estate Cooperative Page 7 of 12 term annual Applicable Federal Rate (AFR) as reported under Section 1274(d) of the United States Internal Revenue Code and as provided herein (the “AFR”).2 6. CLOSING CONDITIONS BORROWER must provide the following documents to LENDER on or prior to the date LENDER disburses the Loan funds on September 29th, 2021: a. Loan Agreement and Note duly executed by an authorized representative of BORROWER. b. Board of Directors approved resolution authorizing BORROWER to enter into the Loan Agreement and execute the Note. d. Any due diligence materials or documentation requested by LENDER with respect to the Loan. e. Such documentary evidence that satisfies LENDER, in its sole discretion, that there has been no material adverse change relating to the business, operations or condition (financial or otherwise) of Borrower as of the closing date of the Loan. f. Such other documents, instruments, environmental reports, approvals or opinions as LENDER or LENDER’S legal counsel may reasonably request. Disbursement of the Loan proceeds is expressly conditioned upon and subject to LENDER first receiving confirmation of review of any due diligence materials or documentation deemed necessary by LENDER’S legal counsel and approval of the final form of the Loan Agreement and Note. 7. DEFAULT a. In the event BORROWER fails to make any payment as required by the Loan Agreement or under the Note, or if BORROWER breaches this Loan Agreement in any other manner, LENDER will notify BORROWER of the breach. If after thirty (30) days of written notice of such breach BORROWER has failed to correct same, then all outstanding amounts of principal and interest on the Loan shall become due and payable immediately. LENDER may pursue any legal remedy available to it to secure prompt payment of any monies still owed to LENDER by BORROWER. 2 Long-term AFR rates are from obligations of maturities of more than 10 years. As of September 29, 2021, the Long-Term annual AFR is 1.73% https://www.irs.gov/pub/irs-drop/rr-21-16.pdf. FINAL FOR SIGNATURE – 9/28/2021 Loan Agreement ImpactAssets, Inc./East Bay Permanent Real Estate Cooperative Page 8 of 12 b. In the event BORROWER fails to comply with the Loan covenants or is otherwise in serious non-compliance with organizational policies and procedures, LENDER will notify BORROWER in writing of the breach. If after thirty (30) days of written notice of such breach BORROWER has failed to correct the same, then all outstanding amounts of principal and interest on the Loan shall become due and payable immediately. c. Nothing herein shall preclude LENDER from waiving any breach or breaches, which in the sole judgment of LENDER are not substantial, or do not affect the repayment of the Loan herein prescribed. Waiver by LENDER or any one or more breaches shall not be deemed a waiver of the right of LENDER to pursue any legal remedy which it may have with regard to any other breach or breaches. The remedies provided by this paragraph are cumulative and in addition to and independent of any other remedies given LENDER by law. d. Upon the occurrence of a bankruptcy or involuntary insolvency proceeding with respect to BORROWER, LENDER’S obligation to disburse the Loan proceeds and this Loan Agreement automatically terminate, and all outstanding amounts of principal and interest on the Loan shall become due and payable immediately. e. In the event of default by BORROWER under this Loan Agreement, LENDER’S remedies expressly include the ability to: (1) Suspend or terminate further Loans and disbursements; (2) Declare all or any portion of the Loans to be due and payable, whereupon such portion of the Loans, together with interest and all other amounts due under the Agreement, immediately mature and become due; and (3) Protect and enforce its rights and remedies by (A) other appropriate proceedings, or (B) instituting appropriate proceedings for damages. 8. LIMIT ON LENDER LIABILITY; INDEMNIFICATION a. BORROWER hereby waives all claims and recourse against LENDER including the right to contribution for loss or damages to person or property arising from, growing out of, or in any way connected with or incident to this Loan Agreement. b. BORROWER shall indemnify, hold harmless, and defend LENDER, its officers, agents, and employees against any and all claims, demands, damages, costs, expenses or liability cost, including attorney’s fees and court costs, arising out of the BORROWER’S use of the Loan proceeds. FINAL FOR SIGNATURE – 9/28/2021 Loan Agreement ImpactAssets, Inc./East Bay Permanent Real Estate Cooperative Page 9 of 12 9. DEBARMENT BORROWER certifies to the best of its knowledge and belief, that it and its principals: a. Are not presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from covered transactions by any Federal department or agency; and b. Have not within a three-year period preceding award of this Loan Agreement been convicted of or had a civil judgment rendered against them for commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, State or Local) transaction or contract under a public transaction; violation of Federal or State antitrust statutes or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property; and c. Are not presently indicted for or otherwise criminally charged by a governmental entity (Federal, State or Local) with commission of any of the offenses enumerated in Paragraph b above; and d. Have not within a three-year period preceding award of this Loan Agreement had one or more public transactions (Federal, State or Local) terminated for cause or default. 10. NOTICE In the event either party desires or is required to send notice to the other, such notice shall be deemed to have been given when mailed to the address set out below with first class postage fully prepared thereon. To LENDER: ImpactAssets Inc. 4340 East West Highway Suite 210 Bethesda, MD 20814 ci@impactassets.org To BORROWER: Orbit Properties LLC 1428 Franklin Street Oakland, CA 94612 ojan@ebprec.org & info@ebprec.org FINAL FOR SIGNATURE – 9/28/2021 Loan Agreement ImpactAssets, Inc./East Bay Permanent Real Estate Cooperative Page 10 of 12 11. SPECIAL CONDITIONS BORROWER agrees that no officer or employee of LENDER who exercises any functions or responsibilities with respect to the Loan made to BORROWER during his or her tenure and one year thereafter, shall benefit in any way from said Loan. Prohibited benefits include employment, payment of any kind, or any interest in BORROWER. 12. ENTIRE AGREEMENT/MODIFICATION This Loan Agreement (including any exhibits attached to it) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter of the agreement and supersedes all prior understandings with respect to it. This Loan Agreement may not be modified, changed, supplemented, or terminated, nor may any obligations under it be waived, except by written instrument signed by the party to be charged, or by its agent duly authorized in writing, or as otherwise expressly permitted here. The terms of this Loan Agreement will be binding upon and inure to the benefit of the parties and their respective parents, subsidiaries, licensees, successors, assigns, and all others acting on behalf of or in privity with them. 13. VENUE/GOVERNING LAW LENDER and BORROWER each acknowledge that this Loan Agreement has been negotiated and entered into in the State of California. The parties expressly agree that this agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California, without regard to conflict of laws rules. Borrower submits to the jurisdiction and venue of any superior court of the State of California located in Alameda County, California. Each party represents it had the full opportunity to participate in the negotiation and drafting of this Loan Agreement. Each party represents it had the full opportunity to be advised by counsel concerning the legal effect of the terms of this Loan Agreement. Each party will bear its own costs and attorneys’ fees associated with the preparation and execution of this Loan Agreement. 14. LIMITATION ON LAWSUITS BORROWER agrees that any lawsuit based upon any cause of action which BORROWER may have against Lender must be filed within one year from the date that it arises, or BORROWER will be barred from filing the lawsuit. This limitation is intended to include tort, contract, and all other causes of action for which BORROWER and LENDER may lawfully contract to set limitations for bringing suit. 15. USURY Notwithstanding anything to the contrary, this Loan Agreement shall not require or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest that exceed any maximum amount of interest permitted by applicable law. Any such excess interest shall FINAL FOR SIGNATURE – 9/28/2021 Loan Agreement ImpactAssets, Inc./East Bay Permanent Real Estate Cooperative Page 11 of 12 be credited against the then unpaid principal balance or refunded to BORROWER. Without limiting the foregoing, all calculations to determine whether interest exceeds the maximum amount shall be made by amortizing, pro-rating, allocating, and spreading such sums over the full term of the Loan. 16. ATTORNEY’S FEES AND COSTS BORROWER agrees to pay LENDER’S attorney’s fees and costs: (1) related to this Loan Agreement; or (2) related to enforcing this Loan Agreement or the Note against BORROWER or BORROWER’S affiliate (if applicable); or (3) related to collecting any amounts due under this Loan Agreement or the Note from BORROWER or BORROWER’S affiliate (if applicable). 17. TIME IS OF THE ESSENCE Time is of the essence in the performance of this Loan Agreement. [Signature Page Follows] FINAL FOR SIGNATURE – 9/28/2021 Loan Agreement ImpactAssets, Inc./East Bay Permanent Real Estate Cooperative Page 12 of 12 IN WITNESS WHEREOF, LENDER and BORROWER have caused this Loan Agreement to be executed the day and year first above written, and each party warrants that the signatory whose signature appears below is duly authorized by all necessary and appropriate action to execute this Loan Agreement on its behalf. This Loan Agreement may be executed in counterparts, including by facsimile signature, each of which will be deemed an original and all of which taken together will constitute one and the same instrument. BORROWER: Orbit Properties LLC. By Name Noni Session Title President Date LENDER: ImpactAssets Inc. By Name Eric Meissner Title Director of Custom Investments Date FORM OF LOAN REQUEST September 29th, 2021 TO: The Lender listed below Reference is made to that certain Loan Agreement by and among Orbit Properties LLC (the “Borrower”) and ImpactAssets, Inc from time to time party thereto (the “Lender”), dated as of September 29h, 2021, (as the same may be amended, modified, supplemented, restated or replaced from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Master Loan Agreement. Pursuant to Section 1.1 of the Loan Agreement, Borrower hereby requests that Loan(s) be made on [date] as follows: 1. Amount of Disbursement: $1,700,0000 3. The account of Borrower to which the proceeds of the Loan(s) requested are to be made available is as follows: Account Name: Old Republic Title Company Bank Name: MUFG Union Bank, N.A. Bank Address: 1980 Saturn Street, Monterey Park, CA 91755 ABA Number: 122000496 Account Number: 9100096193 Explanation for Account Name: Escrow account to facilitate Orbit Properties LLC purchase of property that loan proceeds are intended to fund. Any remaining funds post property acquisition will be transferred to Orbit Properties LLC Reference: Disbursement request: September 29th 2021 ESCROW Number 1117024176 The undersigned officer, in his/her capacity as an officer of Borrower, certifies, as of the date hereof (and Borrower confirms such certification by acceptance of the Loan), that the conditions and requirements in Section 3 and 6 of the Loan Agreement have been satisfied. Orbit Properties LLC, as Borrower By: Name: Noni Session Title: President